UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 21, 2020

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 21, 2020 (the “Effective Date”), Driftwood Holdings LP (f/k/a Driftwood Holdings LLC) (the “Borrower”), a Delaware limited partnership and an indirect wholly owned subsidiary of Tellurian Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Credit and Guaranty Agreement (the “Credit Agreement” and as amended, the “Amended Credit Agreement”), dated as of May 23, 2019, providing for senior secured term loans (collectively, the “Loans”) by and among the Borrower, as the borrower, the guarantors party thereto, Wilmington Trust, National Association, as the administrative agent, Wilmington Trust, National Association, as the collateral agent, and the lenders from time to time parties thereto. The Amendment provides for, among other things, (i) the extension of the maturity date of the Loans from November 23, 2021 to March 23, 2022, (ii) the ability of the Company to make certain investments in Tellurian Production Holdings, LLC (“Tellurian Production”) or any of its subsidiaries with the proceeds of issuances of capital stock of the Company or certain asset sales and (iii) the use of proceeds from the exercise of certain warrants under the NCS Warrant Agreement (as defined below) to prepay a portion of the Loans.

As a condition to the effectiveness of the Amendment, on the Effective Date, the Company will pay down on a pro rata basis an aggregate amount of $12,000,000 of the principal amount of the Loans.

In connection with the Amendment, on the Effective Date, the Company amended and restated the Amended and Restated Common Stock Purchase Warrant dated as of April 29, 2020 (as amended and restated, the “NCS Warrant Agreement”) to, among other things, reduce the aggregate number of shares of Company common stock (“Company Shares”) issuable to the holder upon its exercise of the NCS Warrant Agreement from 8,770,911 to 6,847,274 and set forth certain daily volume limitations with respect to the holder’s sale of Company Shares to be received upon an exercise of the NCS Warrant Agreement.

In connection with the Amendment, on the Effective Date, the Company also amended and restated the Warrant to Purchase Common Stock dated as of April 29, 2020 (as amended and restated from time to time, the “Second NCS Warrant Agreement”) to, among other things, reduce the aggregate number of Company Shares issuable to the holder under the Second NCS Warrant Agreement from 4,674,354 to 4,181,230. The above description of the Amendment, the NCS Warrant Agreement and the Second NCS Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, the NCS Warrant Agreement and the Second NCS Warrant Agreement, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
4.1	Second Amended and Restated Common Stock Purchase Warrant, dated as of September 21, 2020, issued to Nineteen77 Capital Solutions A LP

4.2	Amended and Restated Warrant to Purchase Common Stock, dated as of September 21, 2020, issued to Nineteen77 Capital Solutions A LP

10.1	Fourth Amendment to Credit and Guaranty Agreement, dated as of September 21, 2020, by and among Driftwood Holdings LP, as borrower, each of the guarantors party thereto, the lenders party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name: Title:	L. Kian Granmayeh Executive Vice President and Chief Financial Officer

Date: September 21, 2020